LEASE



In Santiago, on January 25, 1999, the following Leasing Contract is entered into by and between CENTROVET LTDA., National ID No. 6,510,400-6, represented by Mr. Alberto Farcas Knapp, Tax No. 3,683,332-7, domiciled at 2973 Blanco Encalada Street, municipality of Santiago, who hereinafter shall be called THE LESSOR; and TEPUAL S.A., Tax No. 89,115,400-3, represented by Mr. Max Rutman Soubotnik, Tax No. 4,355,394-2, domiciled at 159 General Ekdhal, municipality of Recoleta, who hereinafter shall be called THE LESSEE, under the terms and conditions indicated below:

FIRST: The LESSOR states that he is the owner of the property located at 2973 Blanco Encalada Avenue of the municipality of Santiago, which is presently authorized as a laboratory for veterinary pharmaceutical products.

SECOND: Through this instrument, the LESSOR gives in lease the property indicated in point one to the LESSEE to be used exclusively in research and production of veterinary biological products and other related operations.

The parties state that the property given in lease is not authorized by the Farming and Cattle Service (SAG) for the production of biological products, the obtaining of said authorization being the responsibility of the LESSEE.

Obtaining this authorization is an indispensable condition for the operation of this contract for rental, so that the impossibility of obtaining it annuls and abrogates the contract.

THIRD: The period of this contract shall be indefinite as of March 1, 1999.

Without prejudice to the foregoing, either of the parties can terminate this contract, without stating just cause, by giving written notarized notice to the other, with at least four months of advance notice. The parties may exercise this right of terminating the lease only after the first six months of this contract have passed.

FOURTH: The monthly rental shall be the equivalent in legal tender of UF 170.00 (Development Units) plus IVA (Tax for Added Value) with possible readjustment at the end of each period to be agreed upon through direct negotiation of the parties. This increment shall be applied to the value of the rent for the new yearly period. This rent of UF 170 shall become effective from the date when the lessee obtains the license or authorization from SAG for the preparation and commercialization of biological products, in the real property subject of this contract.

FIFTH: The monthly rental or payment of rental must be paid by the LESSEE to the LESSOR in the domicile herein indicated, within the first ten days of each month, it being established that non-payment for two consecutive months of said rental payment or reiterated delay in payment of the monthly rent shall be immediate cause for ending this contract.

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SIXTH: The property subject of this contract shall be delivered in perfect condition and with full approval on the part of the LESSEE, who undertakes to return it in the same physical condition, save for normal deterioration through use. The LESSOR, together with the physical delivery of the property, shall also deliver to the LESSEE an act in which is attested the state in which the property and installations or equipment that are part of this contract are found.

SEVENTH: The LESSEE is prohibited from using the property for purposes different from those established in this contract, as well as to the subletting to third parties of all or any part of the property subject of this contract, and partial or total non-performance of this point shall be cause for immediate termination of this contract.

EIGHTH: Any problem that may arise out of a defect of construction or hidden defect shall be the responsibility of the LESSOR, and the maintenance of the property and repair of damage arising from use of said property shall be the responsibility of the LESSEE.

NINE: The LESSEE assumes the exclusive and total responsibility for the production which he shall prepare on the leased site, before all corresponding authorities, third parties, and others, for any problem arising out of the production, sale and marketing of those products. For this act, the LESSOR is free of any civil, criminal, commercial, or sanitary responsibility whatsoever, which may originate in this sense.

TENTH: In the case of termination of this contract, the LESSEE is required to return the property to the LESSOR within a lapse of time not greater than 15 days following the date of the period, under the conditions indicated in point SIXTH.

ELEVENTH: The payment of any and all types of territorial taxes imposed on the property are for the account of the LESSOR, as well as are the municipal taxes created and to be created that are imposed directly on the property in reference.

TWELFTH: For any difficulty which might arise from the interpretation and/or obligations this contract imposes, the parties in common accord agree to submit to the rulings of the competent Courts of Justice.

THIRTEENTH: For all effect, the parties set their domicile in the city of Santiago.

(signed)                                              (signed)
Mr. Alberto Farcas K.                                 Mr. Max Rutman S.
CENTROVET LTDA.                                       TEPUAL S.A.

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